Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated May 9, 2007
Relating to Preliminary Prospectus dated April 6, 2007
Registration No. 333-141503
3,485,000 Shares
Common Stock
     On May 9, 2007, Capella Education Company filed a revised Preliminary Prospectus with the Securities and Exchange Commission with respect to the above-referenced offering which updates the information set forth in its Preliminary Prospectus dated April 6, 2007. The Preliminary Prospectus dated May 9, 2007 supersedes in its entirety the Preliminary Prospectus dated April 6, 2007, and potential investors should read the Preliminary Prospectus dated May 9, 2007 in its entirety as opposed to the Preliminary Prospectus dated April 6, 2007.
     To review a filed copy of our current registration statement, click on the following link:
http://sec.gov/Archives/edgar/data/1104349/000095013707007138/c13422a3sv1za.htm
     CAPELLA EDUCATION COMPANY (“CAPELLA”) HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS CAPELLA HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT CAPELLA AND THIS OFFERING. YOU MAY OBTAIN THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV OR BY CLICKING ON THE LINK ABOVE. ALTERNATIVELY, CAPELLA, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND TO YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.
     ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW OR ELSEWHERE WITHIN THE EMAIL BY WHICH THIS COMMUNICATION IS DISTRIBUTED ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.